Exhibit 21.1

Principal Subsidiaries of Universal Logistics Holdings, Inc.

Name of Subsidiary	Jurisdiction of Incorporation/ Organization
Advanced Border Processing Centre, Inc.	Canada
Apa Holdings, LLC	Illinois
Aquarius Financial, Inc.	California
Big Wheels, LLC	Nevada
Deco Logistics, Inc. dba Container Connection	California
Diversified Contract Services, Inc.	Michigan
Huber Logistics, LLC	Michigan
LGSI Equipment of Indiana, LLC	Indiana
Linc Logistics, LLC	Michigan
Logistics Insight Corp.	Michigan
Logistics Insight Corporation, S. de R.L. de C.V.	Mexico
Logistics Insight GmbH	Germany
OB Leasing, LLC	Ohio
Parsec, LLC	Ohio
Parsec Intermodal of Canada Ltd.	Canada
Southern Counties Express, Inc.	California
Southwest Transload & Distribution, LLC	Nevada
Specialized Rail Service, Inc.	Nevada
Tigre Carga Equipos S. de R.L. de C.V.	Mexico
UACL Leasing, LLC	Indiana
UACL Logistics Canada, Ltd.	Canada
UACL Logistics, LLC	Delaware
UACL Specialized, LLC	Michigan
ULH Properties of California, LLC	California
Universal Aggregate, LLC	Michigan
Universal Customs Services International, Ltd.	Canada
Universal Dedicated of Arlington, TX, LLC	Michigan
Universal Dedicated of Detroit, MI, LLC	Michigan
Universal Dedicated of Fort Wayne, IN, LLC	Michigan
Universal Dedicated of Greer, SC, LLC	Michigan
Universal Dedicated of Nebraska & Wisconsin, LLC	Michigan
Universal Dedicated of Romulus, MI, LLC	Michigan
Universal Dedicated of Smyrna, TN, LLC	Michigan
Universal Development of Tennessee, LLC	Tennessee
Universal Fuel Sales, LLC	Michigan
Universal Intermodal Services, Inc.	Michigan
Universal Logistics Solutions Canada, Ltd.	Canada
Universal Logistics Solutions International, Inc.	Illinois
Universal LINC de Colombia, SAS	Colombia
Universal Management Services, Inc.	Michigan
Universal Remanufacturing Co., LLC	Michigan
UniversCal LLC	Nevada
UniversCarolina LLC	Nevada
UniversMichigan LLC	Nevada
UniversNevada LLC	Nevada
UT Holdings LLC	Nevada

UniversTexas LLC	Nevada
UT Rent A Car, Inc.	Michigan
UTS Realty, LLC	Michigan
UTSI Finance, Inc.	Michigan
Westport Axle Co., LLC	Kentucky
Westport Machining, LLC	Michigan